Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Income Trust

We consent to the use of our report with respect to Legg Mason Western Asset Variable Money Market Portfolio, a series of Legg Mason Partners Variable Income Trust, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 23, 2011